                                                                       Exhibit 5


                   [LETTERHEAD GARY C. WYKIDAL & ASSOCIATES]


                               December 16, 1996






BAOA, INC.
2635 Camino del Rio South
Suite 210
San Diego, California 92108

            RE: Registration Statement on Form S-8 Regarding Common Stock to be Issued Pursuant to the BAOA, INC. 1996 Stock Award Plan

Gentlemen:

      As counsel for BAOA, INC. (the "Company"), I have reviewed the Registration Statement which is to be filed on Form S-8 under the Securities Act of 1933, as amended, covering an aggregate of 3,000,000 shares of Common Stock (the "Shares") to be issued pursuant to the Company's 1996 Stock Award Plan (the "Plan"). I have also examined the minutes of the Board of Directors meeting approving the Plan.

      It is my opinion that, when issued pursuant to the Plan, the Shares will be validly issued, fully paid and nonassessable.

      I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                    Sincerely,



                                    /s/ Gary C. Wykidal
                                    ----------------------------
                                    Gary C. Wykidal

GCW:sd